                 NEWS RELEASE

Allegheny Technologies Incorporated	Investor Contact:	Media Contact:
Corporate Headquarters	Scott A. Minder	Natalie Gillespie
1000 Six PPG Place	412-395-2720	412-394-2850
Pittsburgh, PA 15222-5479 U.S.A.	scott.minder@atimetals.com	natalie.gillespie@atimetals.com
www.ATImetals.com

ATI Announces Fourth Quarter 2021 Results
Strong growth and profit margin expansion as aerospace recovery accelerates

•Sales of $765.4 million, 16% higher than the fourth quarter 2020
•Operating income more than doubled compared to third quarter 2021
•Net loss attributable to ATI of $29.8 million, or $(0.23) per share
◦Adjusted net income of $33.6 million, and adjusted EPS of $0.25 excluding $66 million debt extinguishment charge and restructuring adjustments
•Generated $261 million of fourth quarter operating cash flow

PITTSBURGH, PA--(PR Newswire)--February 2, 2022--Allegheny Technologies Incorporated (NYSE: ATI) reported fourth quarter 2021 results, with sales of $765.4 million and a net loss attributable to ATI of $29.8 million, or $(0.23) per share. Adjusted earnings were $0.25 per share, and adjusted EBITDA was $94.7 million, or 12.4% of sales.

			Sequential		Y-O-Y
($ in millions except per share amounts)	Q4 2021	Q3 2021	Change	Q4 2020	Change

Sales	$765.4	$725.7	5%	$658.3	16%
Operating income (loss)	$67.2	$29.9	125%	$(1,088.1)	NM
Net income (loss) attributable to ATI	$(29.8)	$48.7	(161)%	$(1,121.0)	NM
Net income (loss) attributable to ATI per share	$(0.23)	$0.35	(166)%	$(8.85)	NM
Adjusted net income (loss) attributable to ATI*	$33.6	$6.2	442%	$(41.9)	NM
Adjusted net income (loss) attributable to ATI per share*	$0.25	$0.05	400%	$(0.33)	NM
Adjusted EBITDA*	$94.7	$79.9	19%	$23.0	312%
•Detailed reconciliations of the reported to adjusted figures are included below

“Our fourth quarter results reflect growing momentum in our business. The aerospace market continues to recover, and we’re seeing tangible results from our transformation in the AA&S segment,” said Robert S. Wetherbee, Board Chair, President, and CEO. “We eclipsed 2019’s full-year adjusted EBITDA margins for the second straight quarter despite lower revenues. This demonstrates that we’re maintaining our lean cost structures and improving our product mix and pricing.”

Operating Results by Segment

High Performance Materials & Components (HPMC)
($ millions)	Q4 2021	Q3 2021	Q4 2020
Sales	$313.6	$300.0	$222.3

Segment EBITDA	$60.7	$37.4	$7.5
% of Sales	19.4%	12.5%	3.4%
•HPMC's fourth quarter 2021 sales increased 5% compared to the third quarter 2021 as commercial aerospace sales increased 16%, led by demand for aero engine products. Sales to energy markets decreased 27% sequentially due to lower export sales to Asia. Sales improved 41% compared to the fourth quarter 2020, reflecting higher sales across nearly all end markets, led by commercial jet engines.
•HPMC segment EBITDA was $60.7 million, or 19.4% of sales, reflecting an improved product mix related to increased aero engine market sales and benefits from increased operating levels. Compared to the prior year period, stronger operating margins from higher production volumes were aided by share gains and the ongoing benefits of 2020 cost cutting actions.

Advanced Alloys & Solutions (AA&S)
($ millions)	Q4 2021	Q3 2021	Q4 2020
Sales	$451.8	$425.7	$436.0

Segment EBITDA	$49.2	$56.8	$29.5
% of Sales	10.9%	13.3%	6.8%
•AA&S fourth quarter 2021 sales increased 6% compared to the third quarter 2021 and were 4% higher year-over-year. Compared to the third quarter 2021, sales to the aerospace and defense markets increased 12% and energy markets sales were 7% higher. Automotive market sales decreased by 16% sequentially as our strategic transformation to exit standard stainless products continues. Increased sales prices, resulting from higher base prices and elevated raw material pass-through mechanisms, also drove revenue increases compared to both prior periods.
•AA&S segment EBITDA was $49.2 million, or 10.9% of sales. Compared to the third quarter 2021, results reflect slightly weaker results from our Asian precision rolled strip business following a record quarter, and lower utilization levels from planned equipment outages related to our Specialty Rolled Products business transformation efforts. Improved EBITDA margins compared to the fourth quarter 2020 reflect a richer product mix, including a smaller proportion of standard stainless products, and benefits from actions taken in 2020 to structurally reduce costs.

Corporate Items and Cash
•In the fourth quarter 2021, ATI voluntarily changed inventory valuation methods at certain of its business units from LIFO to average costing and FIFO methods. There was no impact on previously reported 2021 or 2020 results due to offsetting LIFO and Net Realizable Value reserve balances.
•Fourth quarter 2021 results include a $65.5 million debt extinguishment charge related to the redemption of our $500 million 2023 notes, using proceeds from our debt issuance in the third quarter 2021.

•Restructuring and other fourth quarter 2021 charges were a net credit of $2.0 million, primarily related to lowered severance-related reserves for laid-off employees due to attrition.
•Corporate expenses in the fourth quarter 2021 were $14.9 million, compared to $12.9 million in the third quarter 2021, and $11.2 million for the prior year quarter. Compared to the third quarter 2021, expense increases primarily related to deferred compensation programs and business transformation initiatives.
•Fourth quarter 2021 results include a $4.7 million income tax benefit, primarily related to a preferential tax rate for our Asian precision rolled strip business. ATI maintains a valuation allowance on its U.S. deferred tax assets and does not expect to pay any significant U.S. federal or state income taxes for the next several years due to net operating loss carryforwards.
•For fiscal year 2021, cash provided by operating activities was $16 million, with $261 million of operating cash flow generated in the fourth quarter primarily through more efficient use of managed working capital, which improved to 37.5% of sales. Cash used in investing activities for 2021 was $77 million, as $153 million for capital expenditures was partially offset by $53 million of proceeds from the Flowform Products sale and $21 million of asset sales, including $16 million of ongoing construction in progress projects that were converted to leases.
•Cash on hand at December 31, 2021 was $687.7 million, and available additional liquidity under the asset-based lending credit facility was approximately $360 million. We issued $675 million of new debt in September 2021, with $571 million of proceeds primarily used in October 2021 to retire $500 million of higher cost debt due in 2023, along with accrued interest and the make-whole premium.
•As of December 31, 2021, our consolidated net pension liability was $396 million, or 84% funded on a financial reporting basis, a substantial improvement over the $674 million, or 75% funded position at the end of 2020. We are not required to make cash contributions to our U.S. qualified pension plans for 2022, but expect to make voluntary cash contributions to improve these plans' funded positions.

Full Year 2021 Results

	Full Year		Y-O-Y
($ in millions except per share amounts)	2021	2020	Change

Sales	$2,799.8	$2,982.1	(6)%
Operating income (loss)	$117.6	$(1,302.7)	NM
Net loss attributable to ATI	$(38.2)	$(1,572.6)	NM
Net loss attributable to ATI per share	$(0.30)	$(12.43)	NM
Adjusted net income (loss) attributable to ATI*	$16.8	$(65.4)	NM
Adjusted net income (loss) attributable to ATI per share*	$0.13	$(0.52)	NM
Adjusted EBITDA*	$290.9	$196.3	48%
* Detailed reconciliations of the reported to adjusted figures are included below
Results improved during 2021, despite significant headwinds including a three and a half month labor strike primarily affecting the AA&S segment, as key end markets began to recover following the unprecedented 2020 demand drop resulting from the Covid-19 pandemic. Prior year results, which contained pre-pandemic performance early in 2020, included significant restructuring charges for long-lived asset impairments and other actions as we right-sized our cost structures to align with market conditions. We significantly improved our balance sheet in 2021 through disciplined capital management, opportunistic debt issuances, and our ongoing retirement benefit liability management actions.

Outlook
"Looking ahead to the first quarter, we anticipate strong year-over-year revenue and earnings growth primarily driven by the ongoing commercial aerospace recovery and our business transformation efforts. We expect normal seasonal cash outflows, including deploying working capital to meet increased demand requirements," said Wetherbee. "We will provide more color on our long-term strategic priorities and growth expectations during our virtual Investor Day on February 17," concluded Wetherbee.

***********
Allegheny Technologies will conduct a conference call with investors and analysts on Wednesday, February 2, 2022, at 10:30 a.m. ET to discuss the financial results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATIMetals.com. To access the broadcast, click on “Conference Call”. Replay of the conference call will be available on the Allegheny Technologies website.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Solving the World’s Challenges through Materials Science
ATI (NYSE: ATI) is a $3 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.

Allegheny Technologies Incorporated and Subsidiaries
Consolidated Statements of Operations
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2021	2021*	2020*	2021	2020*

Sales	$765.4	$725.7	$658.3	$2,799.8	$2,982.1

Cost of sales	643.2	643.2	613.1	2,466.6	2,689.3
Gross profit	122.2	82.5	45.2	333.2	292.8

Selling and administrative expenses	57.8	54.9	52.8	226.9	201.0
Impairment of goodwill	—	—	—	—	287.0
Restructuring charges (credits)	(2.8)	(2.3)	1,080.5	(11.3)	1,107.5
Operating income (loss)	67.2	29.9	(1,088.1)	117.6	(1,302.7)
Nonoperating retirement benefit income (expense)	(7.1)	57.9	(28.6)	37.2	(62.1)
Interest expense, net	(24.7)	(25.1)	(25.7)	(96.9)	(94.4)
Debt extinguishment charge	(65.5)	—	—	(65.5)	(21.5)
Other income (expense), net	0.8	14.5	(0.4)	18.2	(1.2)
Income (loss) before income taxes	(29.3)	77.2	(1,142.8)	10.6	(1,481.9)
Income tax provision (benefit)	(4.7)	22.0	(26.5)	26.8	77.7
Net income (loss)	$(24.6)	$55.2	$(1,116.3)	$(16.2)	$(1,559.6)
Less: Net income attributable to noncontrolling interests	5.2	6.5	4.7	22.0	13.0
Net income (loss) attributable to ATI	$(29.8)	$48.7	$(1,121.0)	$(38.2)	$(1,572.6)

Basic net income (loss) attributable to ATI per common share	$(0.23)	$0.38	$(8.85)	$(0.30)	$(12.43)

Diluted net income (loss) attributable to ATI per common share	$(0.23)	$0.35	$(8.85)	$(0.30)	$(12.43)

*Three months ended September 30, 2021 and December 31, 2020 and Fiscal year ended December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to these amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Sales and EBITDA by Business Segment
(Unaudited, dollars in millions)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2021	2021*	2020*	2021	2020*
Sales:
High Performance Materials & Components	$313.6	$300.0	$222.3	$1,155.1	$1,164.6
Advanced Alloys & Solutions	451.8	425.7	436.0	1,644.7	1,817.5

Total external sales	$765.4	$725.7	$658.3	$2,799.8	$2,982.1

EBITDA:

High Performance Materials & Components	$60.7	$37.4	$7.5	$159.9	$129.6
% of Sales	19.4%	12.5%	3.4%	13.8%	11.1%

Advanced Alloys & Solutions	49.2	56.8	29.5	191.7	115.0
% of Sales	10.9%	13.3%	6.8%	11.7%	6.3%

Total segment EBITDA	109.9	94.2	37.0	351.6	244.6
% of Sales	14.4%	13.0%	5.6%	12.6%	8.2%

Corporate expenses	(14.9)	(12.9)	(11.2)	(55.9)	(40.9)
Closed operations and other expense	(0.3)	(1.4)	(2.8)	(4.8)	(7.4)

Total ATI Adjusted EBITDA	$94.7	$79.9	$23.0	$290.9	$196.3

Depreciation & amortization (a)	(35.9)	(35.6)	(35.0)	(143.9)	(143.3)
Interest expense, net	(24.7)	(25.1)	(25.7)	(96.9)	(94.4)
Restructuring and other credits (charges)	2.0	2.3	(1,105.1)	10.5	(1,132.1)
Strike related costs	—	(22.9)	—	(63.2)	—
Retirement benefit settlement gain	—	64.9	—	64.9	—
Impairment of goodwill	—	—	—	—	(287.0)
Joint venture restructuring charge	—	—	—	—	(2.4)
Debt extinguishment charge	(65.5)	—	—	(65.5)	(21.5)
Gains on asset sales and sale of business	0.1	13.7	—	13.8	2.5

Income (loss) before income taxes	$(29.3)	$77.2	$(1,142.8)	$10.6	$(1,481.9)

(a) The following is depreciation & amortization by each business segment:
	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2021	2021	2020	2021	2020
High Performance Materials & Components	$18.0	$18.2	$19.6	$75.0	$78.1
Advanced Alloys & Solutions	16.6	16.3	14.7	64.5	62.1
Other	1.3	1.1	0.7	4.4	3.1
	$35.9	$35.6	$35.0	$143.9	$143.3
*Three months ended September 30, 2021 and December 31, 2020 and Fiscal year ended December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to these amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(Current period unaudited, dollars in millions)

	December 31	December 31
	2021	2020*
ASSETS

Current Assets:
Cash and cash equivalents	$687.7	$645.9
Accounts receivable, net of allowances for doubtful accounts	470.0	345.8
Short-term contract assets	53.9	38.9
Inventories, net	1,046.3	997.1
Prepaid expenses and other current assets	48.8	38.3
Total Current Assets	2,306.7	2,066.0

Property, plant and equipment, net	1,528.5	1,469.2
Goodwill	227.9	240.7
Other assets	222.1	259.0

Total Assets	$4,285.2	$4,034.9

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$375.5	$290.6
Short-term contract liabilities	116.2	111.8
Short-term debt and current portion of long-term debt	131.3	17.8
Other current liabilities	233.4	233.1
Total Current Liabilities	856.4	653.3

Long-term debt	1,711.6	1,550.0
Accrued postretirement benefits	258.1	326.7
Pension liabilities	415.4	673.6
Other long-term liabilities	211.0	189.9
Total Liabilities	3,452.5	3,393.5

Total ATI stockholders' equity	685.6	521.1
Noncontrolling interests	147.1	120.3
Total Equity	832.7	641.4

Total Liabilities and Equity	$4,285.2	$4,034.9

*December 31, 2020 reflects the change in inventory accounting method. There were no adjustments to December 31, 2020 amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in millions)

	Fiscal Year Ended
	December 31	December 31
	2021	2020*

Operating Activities:
Net loss	$(16.2)	$(1,559.6)

Depreciation and amortization	143.9	143.3
Deferred taxes	1.0	69.9
Impairment of goodwill	—	287.0
Debt extinguishment charge	65.5	21.5
Net gain from disposal of property, plant and equipment	(2.9)	(2.9)
Gain from sale of business	(13.8)	—
Non-cash restructuring charges	—	1,041.5
Change in managed working capital	(81.2)	156.6
Change in retirement benefits	(110.7)	(91.9)
Accrued liabilities and other	30.5	101.5
Cash provided by operating activities	16.1	166.9
Investing Activities:
Purchases of property, plant and equipment	(152.6)	(136.5)
Proceeds from disposal of property, plant and equipment	20.8	5.9
Proceeds from sale of business, net of transaction costs	53.1	—
Other	1.4	1.9
Cash used in investing activities	(77.3)	(128.7)
Financing Activities:
Borrowings on long-term debt	675.7	391.4
Payments on long-term debt and finance leases	(515.6)	(212.1)
Net borrowings under credit facilities	21.7	0.2
Purchase of convertible note capped call	—	(19.4)
Debt issuance costs	(9.5)	(9.1)
Debt extinguishment charge	(64.5)	(19.1)
Dividends paid to noncontrolling interests	—	(7.2)
Taxes on share-based compensation and other	(4.8)	(7.8)
Cash provided by financing activities	103.0	116.9
Increase in cash and cash equivalents	41.8	155.1
Cash and cash equivalents at beginning of period	645.9	490.8
Cash and cash equivalents at end of period	$687.7	$645.9

*Year ended December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to 2020 amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Revenue by Market
(Unaudited, dollars in millions)

	Three Months Ended						Fiscal Year Ended
	December 31		September 30		December 31		December 31		December 31
	2021		2021		2020		2021		2020
Market
Aerospace & Defense:
Jet Engines- Commercial	$152.7	20%	$128.8	18%	$82.4	13%	$517.2	19%	$600.9	20%
Airframes- Commercial	78.8	10%	71.3	10%	78.7	12%	262.7	9%	410.8	14%
Defense	82.9	11%	82.8	11%	94.7	14%	352.8	13%	348.3	12%
Total Aerospace & Defense	$314.4	41%	$282.9	39%	$255.8	39%	$1,132.7	41%	$1,360.0	46%
Energy:
Oil & Gas	101.3	13%	92.4	13%	72.8	11%	332.3	12%	365.7	12%
Specialty Energy	57.0	8%	73.8	10%	77.6	12%	259.6	9%	253.2	9%
Total Energy	158.3	21%	166.2	23%	150.4	23%	591.9	21%	618.9	21%
Automotive	67.3	9%	78.3	11%	76.5	12%	305.1	11%	263.2	9%
Electronics	59.7	7%	56.5	8%	59.1	9%	215.1	8%	177.7	6%
Food Equipment & Appliances	53.6	7%	43.4	6%	27.8	4%	153.1	5%	159.2	5%
Medical	36.2	5%	34.3	5%	23.3	4%	131.5	5%	119.1	4%
Construction/Mining	32.5	4%	25.3	3%	35.3	5%	122.2	4%	142.0	5%
Other	43.4	6%	38.8	5%	30.1	4%	148.2	5%	142.0	4%
Total	$765.4	100%	$725.7	100%	$658.3	100%	$2,799.8	100%	$2,982.1	100%

Note: For the third quarter 2021, revenues for Electronics, Automotive and Food Equipment & Appliances have been revised to correct misclassifications between market categories.

Allegheny Technologies Incorporated and Subsidiaries
Selected Financial Data
(Unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2021	2021	2020	2021	2020
Percentage of Total ATI Sales
High-Value Products
Nickel-based alloys and specialty alloys	44%	42%	32%	39%	36%
Precision rolled strip products	18%	19%	20%	19%	15%
Precision forgings, castings and components	16%	15%	13%	16%	14%
Titanium and titanium-based alloys	10%	12%	17%	12%	17%
Zirconium and related alloys	9%	9%	11%	10%	9%
Total High-Value Products	97%	97%	93%	96%	91%
Standard Products
Standard stainless products	3%	3%	7%	4%	9%
Grand Total	100%	100%	100%	100%	100%

Note: In conjunction with the announced ongoing exit of standard stainless products, ATI reclassified certain items as High-
Value Products. Prior period information reflects these reclassifications. Hot-Rolling and Processing Facility conversion service sales in the AA&S segment are excluded from this presentation.

Allegheny Technologies Incorporated and Subsidiaries
Computation of Basic and Diluted Earnings Per Share Attributable to ATI
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2021	2021*	2020*	2021	2020*
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$(29.8)	$48.7	$(1,121.0)	$(38.2)	$(1,572.6)
Effect of dilutive securities:
4.75% Convertible Senior Notes due 2022	—	1.1	—	—	—
3.5% Convertible Senior Notes due 2025	—	2.9	—	—	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$(29.8)	$52.7	$(1,121.0)	$(38.2)	$(1,572.6)

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	127.2	127.2	126.6	127.1	126.5
Effect of dilutive securities:
Share-based compensation	—	0.8	—	—	—
4.75% Convertible Senior Notes due 2022	—	5.8	—	—	—
3.5% Convertible Senior Notes due 2025	—	18.8	—	—	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	127.2	152.6	126.6	127.1	126.5

Basic net income (loss) attributable to ATI per common share	$(0.23)	$0.38	$(8.85)	$(0.30)	$(12.43)

Diluted net income (loss) attributable to ATI per common share	$(0.23)	$0.35	$(8.85)	$(0.30)	$(12.43)

*Three months ended September 30, 2021 and December 31, 2020 and Fiscal year ended December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to these amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Managed Working Capital
(Unaudited, dollars in millions)

	December 31	September 30	December 31
	2021	2021*	2020*

Accounts receivable	$470.0	$502.0	$345.8
Short-term contract assets	53.9	55.7	38.9
Inventory	1,046.3	1,055.8	997.1
Accounts payable	(375.5)	(290.7)	(290.6)
Short-term contract liabilities	(116.2)	(86.7)	(111.8)
Subtotal	1,078.5	1,236.1	979.4

Allowance for doubtful accounts	3.8	4.1	4.3
Inventory reserves	65.4	68.8	82.8
Managed working capital	$1,147.7	$1,309.0	$1,066.5

Annualized prior 3 months sales	$3,061.5	$2,902.9	$2,633.2

Managed working capital as a
% of annualized sales	37.5%	45.1%	40.5%

Change in managed working capital:
Year-to-date 2021	$81.2
Q4 2021	$(161.3)

As part of managing the liquidity in our business, we focus on controlling managed working capital, which is defined as gross accounts receivable, short-term contract assets and gross inventories, less accounts payable and short-term contract liabilities. In measuring performance in controlling this managed working capital, we exclude the effects of inventory valuation reserves and reserves for uncollectible accounts receivable which, due to their nature, are managed separately.

*Periods ended September 30, 2021 and December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to these amounts as a result of this change.

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Debt to Capital
(Unaudited, dollars in millions)

	December 31	December 31
	2021	2020

Total debt (a)	$1,863.7	$1,629.1
Less: Cash	(687.7)	(645.9)
Net debt	$1,176.0	$983.2

Net debt	$1,176.0	$983.2
Total ATI stockholders' equity (b)	685.6	471.3
Net ATI capital	$1,861.6	$1,454.5

Net debt to ATI capital	63.2%	67.6%

Total debt (a)	$1,863.7	$1,629.1
Total ATI stockholders' equity (b)	685.6	471.3
Total ATI capital	$2,549.3	$2,100.4

Total debt to total ATI capital	73.1%	77.6%

(a) Excludes debt issuance costs for both periods. The December 31, 2020 debt balance presented in the table includes $46.8 million for the unamortized balance of the portion of the 2025 Convertible Notes recorded in stockholders' equity due to the flexible settlement feature of the notes. New accounting guidance adopted by the Company on January 1, 2021 eliminated this requirement of separately accounting for this component of the 2025 Convertible Notes in stockholders’ equity.
(b) The December 31, 2020 balance presented excludes $49.8 million recorded in stockholders' equity for a portion of the 2025 Convertible Notes, net of debt issuance costs.

In managing the overall capital structure of the Company, some of the measures that we focus on are net debt to net capitalization, which is the percentage of debt, net of cash that may be available to reduce borrowings, to the total invested and borrowed capital of ATI (excluding noncontrolling interest), and total debt to total ATI capitalization, which excludes cash balances.

Allegheny Technologies Incorporated and Subsidiaries
Non-GAAP Financial Measures
(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in the Company's press release dated February 2, 2022:

	Three Months Ended			Fiscal Year Ended
	December 31, 2021	September 30, 2021 *	December 31, 2020 *	December 31, 2021	December 31, 2020 *

Net income (loss) attributable to ATI	$(29.8)	$48.7	$(1,121.0)	$(38.2)	$(1,572.6)
Adjustments for special items, pre-tax:
Strike related costs (a)	—	22.9	—	63.2	—
Impairment of goodwill (b)	—	—	—	—	287.0
Restructuring and other charges (credits) (c)	(2.0)	(2.3)	1,105.1	(10.5)	1,132.1
Retirement benefit settlement gain (d)	—	(64.9)	—	(64.9)	—
Joint venture restructuring charge (e)	—	—	—	—	2.4
Gain on sale of business (f)	(0.1)	(13.7)	—	(13.8)	—
Debt extinguishment charge (g)	65.5	—	—	65.5	21.5
Total pre-tax adjustments	63.4	(58.0)	1,105.1	39.5	1,443.0

Net change in deferred taxes and valuation allowance (h)	—	—	(26.0)	—	73.0
Income tax on pre-tax adjustments for special items	—	15.5	—	15.5	(8.8)

Net income (loss) attributable to ATI excluding special items	$33.6	$6.2	$(41.9)	$16.8	$(65.4)

	Three Months Ended
	December 31, 2021		September 30, 2021 *		December 31, 2020*
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$(29.8)	$33.6	$48.7	$6.2	$(1,121.0)	$(41.9)
Effect of dilutive securities	—	4.0	4.0	—	—	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$(29.8)	$37.6	$52.7	$6.2	$(1,121.0)	$(41.9)

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	127.2	127.2	127.2	127.2	126.6	126.6
Effect of dilutive securities	—	25.5	25.4	0.8	—	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	127.2	152.7	152.6	128.0	126.6	126.6

Diluted net income (loss) attributable to ATI per common share	$(0.23)	$0.25	$0.35	$0.05	$(8.85)	$(0.33)

	Fiscal Year Ended
	December 31, 2021		December 31, 2020*
	Reported	Adjusted	Reported	Adjusted
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$(38.2)	$16.8	$(1,572.6)	$(65.4)
Effect of dilutive securities	—	—	—	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$(38.2)	$16.8	$(1,572.6)	$(65.4)

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	127.1	127.1	126.5	126.5
Effect of dilutive securities	—	0.9	—	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	127.1	128.0	126.5	126.5

Diluted net income (loss) attributable to ATI per common share	$(0.30)	$0.13	$(12.43)	$(0.52)

Earnings before interest, taxes, depreciation and amortization (EBITDA)
	Three Months Ended			Fiscal Year Ended
	December 31, 2021	September 30, 2021 *	December 31, 2020 *	December 31, 2021	December 31, 2020 *
Net income (loss)	$(24.6)	$55.2	$(1,116.3)	$(16.2)	$(1,559.6)
(+) Depreciation and Amortization	35.9	35.6	35.0	143.9	143.3
(+) Interest Expense	24.7	25.1	25.7	96.9	94.4
(+/-) Income Tax Provision (Benefit)	(4.7)	22.0	(26.5)	26.8	77.7
(+) Strike related costs (a)	—	22.9	—	63.2	—
(+) Impairment of goodwill (b)	—	—	—	—	287.0
(+/-) Restructuring and other charges (credits) (c)	(2.0)	(2.3)	1,105.1	(10.5)	1,132.1
(-) Retirement benefit settlement gain (d)	—	(64.9)	—	(64.9)	—
(+) Joint venture restructuring charge (e)	—	—	—	—	2.4
(-) Gain on asset sales and sale of business (f)	(0.1)	(13.7)	—	(13.8)	(2.5)
(+) Debt extinguishment charge (g)	65.5	—	—	65.5	21.5
Total ATI Adjusted EBITDA	$94.7	$79.9	$23.0	$290.9	$196.3
Corporate expenses	14.9	12.9	11.2	55.9	40.9
Closed operations and other expense	0.3	1.4	2.8	4.8	7.4
Total segment EBITDA	$109.9	$94.2	$37.0	$351.6	$244.6

*Three months ended September 30, 2021 and December 31, 2020 and Fiscal year ended December 31, 2020 reflect the change in inventory accounting method. There were no adjustments to these amounts as a result of this change.
(a) Third quarter 2021 and full year 2021 results include $22.9 million and $63.2 million, respectively, of pre-tax strike related costs primarily consisting of overhead costs recognized in the period due to below-normal operating rates, higher costs for outside conversion activities, and signing bonuses for represented employees.
(b) Full year 2020 results include a $287.0 million pre-tax goodwill impairment charge to write-off a portion of the Company's goodwill related to its Forged Products reporting unit.
(c) Fourth quarter 2021, third quarter 2021 and full year 2021 results include $2.0 million, $2.3 million and $10.5 million, respectively, of pre-tax net credits for restructuring charges, primarily related to lowered severance-related reserves based on changes in planned operating rates and revised workforce reduction estimates. Fourth quarter 2020 results include $1,105.1 million in pre-tax restructuring and other charges, including $1,041.5 of long-lived asset impairment charges primarily related to the AA&S segment's Brackenridge, PA operations, which include the Hot-Rolling and Processing Facility, as well as stainless melting and finishing operations, $33.5 million of severance-related costs for hourly and salary employees, $12.7 million of other costs related to facility idlings including asset retirement obligations and inventory valuation reserves, and $17.4 million in pre-tax charges for termination benefits for pension and postretirement medical obligations related to facility closures. Full year 2020 results include $1,132.1 million in pre-tax restructuring and other charges consisting of the $1,105.1 million of fourth quarter 2020 restructuring charges previously discussed in addition to $27.0 million of severance charges for involuntary reductions and voluntary retirement incentive programs recorded during the first nine months of 2020.
(d) Third quarter 2021 and full year 2021 results include a $64.9 million pre-tax retirement benefit settlement gain associated with the new collective bargaining agreement that was ratified on July 14, 2021 with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied & Industrial Service Workers International Union, AFL-CIO, CLC involving approximately 1,100 active full-time represented employees located primarily within the AA&S segment operations, as well as a number of inactive employees.
(e) Full year 2020 results include a $2.4 million pre-tax charge for ATI's 50% portion of severance charges recorded by the Allegheny & Tsingshan Stainless joint venture.
(f) Fourth quarter 2021, third quarter 2021 and full year 2021 results include a $0.1 million, $13.7 million and $13.8 million, respectively, pre-tax gain on the sale of its Flowform Products business, which uses flowforming process technologies to produce thin-walled components in net or near-net shapes across multiple alloy systems for use in the aerospace & defense and energy markets. Full year 2020 results include a $2.5 million pre-tax gain on the sale of oil & gas rights in New Mexico.
(g) Fourth quarter 2021 and full year 2021 results include a $65.5 million pre-tax debt extinguishment charge for the redemption of the $500 million, 5.875% Notes due 2023. Full year 2020 results include a $21.5 million pre-tax debt extinguishment charge for the partial redemption of the $287.5 million, 4.75% Convertible Notes due 2022.
(h) Fourth quarter 2020 results include a $26.0 million benefit associated with the fourth quarter tax impacts of the long-lived asset impairments and other restructuring charges. Full year 2020 results include a $73.0 million tax charge resulting from a $99.0 million discrete tax charge recorded in the second quarter 2020 related to deferred tax valuation allowances due to re-entering a three-year cumulative loss condition for U.S. Federal and state jurisdictions, partially offset by the $26.0 million fourth quarter 2020 tax benefit previously discussed.